                                                               Exhibit 9(iii)(a)

                                                         DATED: DECEMBER 1, 1995
                                                         AMENDED: MARCH 23, 1998

                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND
                                FIFTH THIRD BANK


                NAME OF FUND                                                       COMPENSATION
                ------------                                                       ------------
Fountain Square Government Cash Reserves Fund                    Annual Rate of up to two and one-half one-hundredths
Fountain Square Commercial Paper Fund                            of one percent (0.025%) of all Funds' average daily net
Fountain Square U.S. Treasury Obligations Fund                   assets.
Fountain Square U.S. Government Securities Fund
Fountain Square Quality Bond Fund
Fountain Square Ohio Tax Free Bond Fund
Fountain Square Quality Growth Fund
Fountain Square Mid Cap Fund
Fountain Square Balanced Fund
Fountain Square International Equity Fund
Fountain Square Equity Income Fund
Fountain Square Bond Fund for Income
Fountain Square Municipal Bond Fund
Fountain Square Pinnacle Fund
Fountain Square Cardinal Fund
Fountain Square Tax Exempt Money Market Fund

FIFTH THIRD BANK                             BISYS FUND SERVICES L.P.
                                             LIMITED PARTNERSHIP

By:   /s/ SCOTT N. DEGERBERG                 By:      BISYS Fund Services, Inc.
      ----------------------                          -------------------------
      Scott N. Degerberg                              General Partner
      Vice President

                                             By:       /s/ J. DAVID HUBER
                                                       ------------------------
                                                       J. David Huber
                                                       Executive Vice President